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                                                                    EXHIBIT 3.11

                          ARTICLES OF INCORPORATION OF

                        NEWPARK MARINE FABRICATORS, INC.


         The undersigned natural person of the age of 18 years or older, acting as incorporator under the Texas Business Corporation Act, adopts the following Articles of Incorporation for this corporation:


                                   ARTICLE I

                                 CORPORATE NAME

         The name of the corporation is Newpark Marine Fabricators, Inc.


                                   ARTICLE II

                                    DURATION

         The period of this corporation's duration is perpetual.


                                  ARTICLE III

                               CORPORATE PURPOSES

         The corporation is organized for the purpose of transacting any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.


                                   ARTICLE IV

                      AUTHORIZED STOCK AND SHARE STRUCTURE

         The corporation is authorized to issue only one class of shares of stock. The total number of shares that the corporation is authorized to issue is 10,000 shares. Each share shall be without par value. No distinction shall exist between the shares of the corporation or between the holders of the shares.
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                                   ARTICLE V

                              COMMENCING BUSINESS

         The corporation will not commence business until it has received for issuing its shares consideration of the value of one-thousand dollars ($1,000.00) consisting of money, labor done, or property actually received.


                                   ARTICLE VI

                          REGISTERED OFFICE AND AGENT

         The street address of the initial registered office of the corporation is 811 Dallas Avenue, Houston, Texas 77012, and the name of the initial registered agent at this address is CT Corporation System.


                                  ARTICLE VII

                                   DIRECTORS

         The number of directors constituting the initial Board of Directors is two. The names and addresses of the persons who are to serve as directors until the first annual shareholders' meeting or until their successors are elected and qualify are:

                                Samuel F. Eakin
                       4000 S. Sherwood Forest Boulevard
                                   Suite 603
                          Baton Rouge, Louisiana 70816

                                  David Ammons
                       4000 S. Sherwood Forest Boulevard
                                   Suite 603
                          Baton Rouge, Louisiana 70816


                                  ARTICLE VIII

                                  INCORPORATOR

                  The name and address of the incorporator is:




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                             Elizabeth Sherman Cox
                         One American Place, 23rd Floor
                          Baton Rouge, Louisiana 70825


         The undersigned has executed these Articles of Incorporation on this 10th day of September, 1997.

                                        INCORPORATOR:



                                        /s/ ELIZABETH SHERMAN COX
                                        ----------------------------
                                        Elizabeth Sherman Cox





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